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                                                                EXHIBIT 21.1





                              SUBSIDIARIES OF REGISTRANT


 SUBSIDIARY                                 JURISDICTION OF INCORPORATION

 FlowMole Export Sales Corporation          Washington

 FlowMole Limited                           United Kingdom

 UTILX International Product Sales, Inc.    Barbados, West Indies